Exhibit 10.1

DELUXE CORPORATION	RESTRICTED STOCK AWARD AGREEMENT (Non-Employee Director Grants)

AWARDED TO	AWARD DATE	NUMBER OF SHARES OF RESTRICTED STOCK	MARKET PRICE ON DATE OF AWARD

1.

The Award. Deluxe Corporation, a Minnesota corporation (“Deluxe”), hereby grants to you as of the above Award Date the above number of restricted shares of Deluxe common stock, par value $1.00 per share (the “Shares”) on the terms and conditions contained in this Restricted Stock Award Agreement (this “Agreement”) and the Deluxe Corporation 2000 Stock Incentive Plan, as amended (the “Plan”).

2.

Restricted Period. The Shares are subject to the restrictions contained in this Agreement and the Plan for a period (the “Restricted Period”) commencing on the Award Date and ending on the first-year anniversary of the Award Date, subject to the provisions of Section 4 below.

3.	Restrictions. The Shares shall be subject to the following restrictions during the Restricted Period:

(a)	The Shares shall be subject to forfeiture to Deluxe as provided in this Agreement and the Plan.

(b)

The Shares may not be sold, assigned, transferred or pledged during the Restricted Period. You may not transfer the right to receive the Shares, other than by will or the laws of descent and distribution, and any such attempted transfer shall be void.

(c)

The Shares will be issued in your name, either by book-entry registration or issuance of a stock certificate, which certificate will be held by Deluxe. If any certificate is issued, the certificate will bear an appropriate legend referring to the restrictions applicable to the Shares.

(d)

Any stock dividends or other non-cash distributions paid on the Shares during the Restricted Period shall be held by Deluxe until the end of the Restricted Period, at which time Deluxe will pay you all such dividends and other distributions, less any applicable tax withholding amounts. If the Shares are forfeited as described in Section 4 of this Agreement, then all rights to such payments shall also be forfeited.

4.	Acceleration of Vesting.

(a)

In the event your service as a director (“Service”) with Deluxe or any successor entity is terminated prior to the first-year anniversary of the Award Date (i) by reason of death, incapacity or the Board’s then current retirement policies, or (ii) involuntarily without Cause, the restrictions on all Shares will lapse and the Shares shall become non-forfeitable and transferable (i.e., the Shares will “vest”) as of the date of such termination.

(b)	All Shares then subject to restriction also shall vest in full immediately upon a Change of Control (as defined in the Addendum).

5.

Forfeiture. Subject to the provisions of Section 4, in the event your Service is terminated prior to the first-year anniversary of the Award Date, your rights in any and all Shares then subject to restrictions shall be immediately and irrevocably forfeited.

6.

Rights. Upon issuance of the Shares, you shall, subject to the restrictions of this Agreement and the Plan, have all of the rights of a shareholder with respect to the Shares, including the right to vote the Shares and receive any cash dividends and any other distributions thereon, unless and until the Shares are forfeited. Cash dividends will be paid to you at the time such dividends are paid on shares of Deluxe common stock, less any applicable tax withholding amounts, and may, at Deluxe’s discretion, be paid through its normal payroll process.

7.

Income Taxes. You are liable for all federal and state income or other taxes applicable to this grant and the vesting of Shares, and you acknowledge that you should consult with your own tax advisor regarding the applicable tax consequences.

8.

Terms and Conditions. This Agreement does not guarantee your continued Service or alter the right of Deluxe or any successor entity to terminate your Service as permitted by applicable law. This Award is granted pursuant to the Plan and is subject to its terms. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

DELUXE CORPORATION

By:

Ver. 4/07

ADDENDUM TO

RESTRICTED STOCK AWARD AGREEMENT

(Non-Employee Director Grants)

For the purposes hereof the terms used herein shall have the following meanings:

“Affiliate” shall mean a company controlled directly or indirectly by Deluxe, where “control” shall mean the right, either directly or indirectly, to elect a majority of the directors thereof without the consent or acquiescence of any third party.

“Company” shall mean Deluxe and its Affiliates, as herein defined.

“Cause” shall mean (i) you have breached your obligations of confidentiality to the Company; (ii) you have otherwise failed to perform your duties and do not cure such failure within thirty (30) days after receipt of written notice thereof; (iii) you commit an act, or omit to take action, in bad faith which results in material detriment to the Company;  (iv) you have committed fraud, misappropriation, embezzlement or other act of dishonesty in connection with the Company or its businesses; (v) you have been convicted or have pleaded guilty or nolo contendere to criminal misconduct constituting a felony or a gross misdemeanor, which gross misdemeanor involves a breach of ethics, moral turpitude, or immoral or other conduct reflecting adversely upon the reputation or interest of the Company; (vi) your use of narcotics, liquor or illicit drugs has had a detrimental effect on your performance; or (vii) you are in material default under any agreement between you and the Company following any applicable notice and cure period.

A “Change of Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(I)

any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Deluxe representing 20% or more of the combined voting power of Deluxe's then outstanding securities excluding, at the time of their original acquisition, from the calculation of securities beneficially owned by such Person, any securities acquired directly from Deluxe or its Affiliates or in connection with a transaction described in clause (a) of paragraph III below; or

(II)

individuals who at the Grant Date constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Deluxe) whose appointment or election by the Board or nomination for election by Deluxe's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the Grant Date or whose appointment, election or nomination for election was previously so approved or recommended (such directors collectively being referred to as “Continuing Directors”), cease for any reason to constitute a majority thereof; or

(III)

there is consummated a merger or consolidation of Deluxe or any Affiliate with any other company, other than (a) a merger or consolidation which would result in the voting securities of Deluxe outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Deluxe or any Affiliate, at least 65% of the combined voting power of the voting securities of Deluxe or such surviving entity or parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of Deluxe (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Deluxe representing 20% or more of the combined voting power of Deluxe's then outstanding securities; or

Addendum Page 1 of 2	Ver. 4/07

ADDENDUM TO

RESTRICTED STOCK AWARD AGREEMENT

(Non-Employee Director Grants)

(IV)

the shareholders of Deluxe approve a plan of complete liquidation of Deluxe or there is consummated an agreement for the sale or disposition by Deluxe of all or substantially all Deluxe's assets, other than a sale or disposition by Deluxe of all or substantially all of Deluxe’s assets to an entity, at least 65% of the combined voting power of the voting securities of which are owned by shareholders of Deluxe in substantially the same proportions as their ownership of Deluxe immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Deluxe immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Deluxe immediately following such transaction or series of transactions.

“Person” shall have the meaning defined in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended, except that such term shall not include (i) Deluxe or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Deluxe or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of Deluxe in substantially the same proportions as their ownership of stock of Deluxe.

“Beneficial Owner” shall have the meaning defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

Addendum Page 2 of 2